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                                                                   EXHIBIT 21.1

                    SUBSIDIARIES OF THE CERPLEX GROUP, INC.,
                    ----------------------------------------
                       a Delaware corporation ("Cerplex")
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


                                                JURISDICTION OF ORGANIZATION
                                                ----------------------------
           ENTITY                                    AND TYPE OF ENTITY             OWNERSHIP
           ------                                    ------------------             ---------
 CERTECH Technology, Inc.                      Texas corporation                100% BY CERPLEX

 Cerplex Mass., Inc.                           Massachusetts corporation        100% BY CERPLEX

 Cerplex Limited                               England and Wales corporation    100% BY CERPLEX

 Apex Computer Company                         Washington corporation           100% BY CERPLEX

 Cerplex Subsidiary, Inc. ("Cerplex Sub")      Delaware corporation             100% BY CERPLEX

 Peripheral Computer Support, Inc. ("PCS")     California corporation           100% BY CERPLEX

 Modcomp Joint Venture, Inc. ("MJVI")          Delaware corporation             100% BY CERPLEX

 Modcomp/Cerplex L.P. ("Modcomp")              Delaware limited partnership     44% BY CERPLEX SUB AND 51%
                                                                                BY MJVI

 Modular Computer Services, Inc.               Florida corporation              100% BY MODCOMP

 Modcomp Canada Ltd.                           Canada corporation               100% BY MODCOMP

 Modcomp France                                French societe anonyme           100% BY MODCOMP

 Modcomp C.A.                                  Venezuela corporation            100% BY MODCOMP

 Cerplex S.A.S.                                French corporation               100% BY CERPLEX AND
                                                                                CERPLEX LIMITED
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